UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):    October 31, 2012

Repros Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)
(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2012, Dr. Jean Fourcroy, MD, PhD, MPH, a member of Repros Therapeutics Inc.’s (the “Company”) board of directors (the “Board”) resigned her position as a member of the Board. Such resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: November 1, 2012

	By:	/s/ Kathi Anderson
Kathi Anderson Chief Financial Officer